                                                                  EXHIBIT 99(c)


                        REPORT OF INDEPENDENT AUDITORS



Board of Directors and Shareholders
CB Bancorp, Inc. and Subsidiary
Michigan City, Indiana


We have audited the accompanying consolidated balance sheets of CB Bancorp, Inc. and Subsidiary as of March 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended March 31, 1997, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CB Bancorp, Inc. and Subsidiary as of March 31, 1997 and 1996 and the results of their operations and their cash flows for the years ended March 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

As discussed in Note 1, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," as of April 1, 1994.



                                      Crowe, Chizek and Company LLP


South Bend, Indiana
May 23, 1997

                        CB BANCORP, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 1997 AND 1996

                                                                                        1997            1996
                                                                                   --------------  --------------
                                                     ASSETS
Cash and due from financial institutions.........................................  $    4,847,106  $    4,754,811
Interest-bearing deposits in other financial institutions -- short term..........       9,882,031       1,308,112
                                                                                   --------------  --------------
  Cash and cash equivalents......................................................      14,729,137       6,062,923
                                                                                   --------------  --------------
Securities available for sale....................................................         672,059         620,948
Securities held to maturity (Fair value: $14,348,000 -- 1997;
  $15,926,000 -- 1996)...........................................................      14,298,913      15,866,904
Federal Home Loan Bank stock at cost.............................................       2,751,700       2,702,000
Loans
  Loans purchased under agreements to resell.....................................      95,275,680      80,031,250
  Loans receivable...............................................................      90,315,402      92,616,450
  Less: Allowance for loan losses................................................      (1,807,660)     (1,346,328)
                                                                                   --------------  --------------
                                                                                      183,783,422     171,301,372
Mortgage loans held for sale.....................................................         914,050         512,750
Accrued interest receivable......................................................       1,219,432       1,183,259
Premises and equipment, net......................................................       2,920,274       2,387,382
Investment in limited partnership................................................       1,566,215       1,678,573
Other assets.....................................................................       4,280,206       3,068,825
                                                                                   --------------  --------------
                                                                                   $  227,135,408  $  205,384,936
                                                                                   --------------  --------------
                                                                                   --------------  --------------
                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Deposits
    Interest-bearing.............................................................  $  139,806,192  $  120,408,041
    Non-interest bearing.........................................................      10,003,301      17,852,856
                                                                                   --------------  --------------
      Total deposits.............................................................     149,809,493     138,260,897
  Borrowed funds.................................................................      53,283,553      45,124,355
  Obligation due to limited partnership..........................................       1,467,877       1,450,000
  Accrued expenses and other liabilities.........................................       1,731,552       1,717,500
                                                                                   --------------  --------------
                                                                                      206,292,475     186,552,752
Shareholders' equity
  Serial preferred stock, no par value, 500,000 shares authorized; none
    outstanding..................................................................        --              --
  Common stock, par value $.01 per share; shares authorized: 1,500,000; shares issued: 1,284,238; shares outstanding: 1997 -- 1,161,997 and 1996 --
    1,188,226....................................................................          12,842          12,842
  Additional paid-in capital.....................................................       5,865,528       5,813,358
  Retained earnings -- substantially restricted..................................      16,635,085      14,323,484
  Less:
    Treasury stock, 122,241 and 96,012 shares at cost at March 31, 1997 and 1996,
      respectively...............................................................      (1,550,290)     (1,081,744)
    Unearned common stock acquired by:
      Employee stock ownership plan..............................................        (176,583)       (240,794)
      Recognition and retention plans............................................          (4,233)        (20,708)
  Net unrealized appreciation on securities available for sale, net of tax of
    $39,738 in 1997 and $16,887 in 1996                                                    60,584          25,746
                                                                                   --------------  --------------
                                                                                       20,842,933      18,832,184
                                                                                   --------------  --------------
                                                                                   $  227,135,408  $  205,384,936
                                                                                   --------------  --------------
                                                                                   --------------  --------------

          See accompanying notes to consolidated financial statements.

                        CB BANCORP, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                   YEARS ENDED MARCH 31, 1997, 1996 AND 1995

                                                                              1997          1996          1995
                                                                          ------------  ------------  ------------
Interest income
  Loans receivable
    First mortgage loans................................................  $  6,884,405  $  6,949,705  $  6,189,013
    Consumer and other loans............................................       627,028       628,236       260,463
  Loans purchased under agreements to resell............................     7,613,007     5,452,138     1,351,924
  Securities -- taxable.................................................       594,933       565,940       567,883
  Mortgage-backed and related securities -- taxable.....................       632,276       689,120       653,029
  Other interest-bearing assets -- taxable..............................        48,946        66,742       177,064
                                                                          ------------  ------------  ------------
                                                                            16,400,595    14,351,881     9,199,376
Interest expense
  Deposits..............................................................     5,680,771     5,040,273     3,961,171
  Borrowed funds........................................................     2,453,616     2,022,405       182,559
                                                                          ------------  ------------  ------------
                                                                             8,134,387     7,062,678     4,143,730
                                                                          ------------  ------------  ------------

NET INTEREST INCOME.....................................................     8,266,208     7,289,203     5,055,646

Provision for loan losses...............................................     1,191,000     1,020,000        78,000
                                                                          ------------  ------------  ------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.....................     7,075,208     6,269,203     4,977,646

Noninterest income
  Gain (loss) on sales of mortgage loans held for sale..................       269,739         1,478       --
  Other.................................................................     1,493,603     1,176,542       995,084
                                                                          ------------  ------------  ------------
                                                                             1,763,342     1,178,020       995,084

Noninterest expense
  Salaries and employee benefits........................................     1,941,387     1,561,595     1,493,024
  Occupancy and equipment...............................................       593,536       512,476       512,394
  SAIF deposit insurance premium........................................       947,628       263,397       261,206
  Other.................................................................     1,863,085     1,271,616     1,075,585
                                                                          ------------  ------------  ------------
                                                                             5,345,636     3,609,084     3,342,209
                                                                          ------------  ------------  ------------

INCOME BEFORE INCOME TAXES..............................................     3,492,914     3,838,139     2,630,521

Income tax expense......................................................     1,181,313     1,379,929       970,274
                                                                          ------------  ------------  ------------
NET INCOME..............................................................  $  2,311,601  $  2,458,210  $  1,660,247
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

Primary earnings per share..............................................  $       1.86  $       1.95  $       1.29
Fully dilutive earnings per share.......................................          1.85          1.94          1.29

          See accompanying notes to consolidated financial statements.

                        CB BANCORP, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                   YEARS ENDED MARCH 31, 1997, 1996 AND 1995

                                                                                                        UNEARNED     UNEARNED
                                                                                                         COMMON       COMMON
                                                                  ADDITIONAL                              STOCK        STOCK
                                                       COMMON       PAID-IN     RETAINED    TREASURY   ACQUIRED BY  ACQUIRED BY
                                                        STOCK       CAPITAL     EARNINGS     STOCK        ESOP          RRP
                                                     -----------  -----------  ----------  ----------  -----------  -----------
BALANCE--APRIL 1, 1994.............................   $  12,842    $5,862,898  $10,205,027 $ (522,899)  $(369,216)   $ (89,675)
Adoption of SFAS No. 115 net of tax of $63.........      --           --           --          --          --           --
Purchase of 22,000 shares of treasury stock........      --           --           --        (243,875)     --           --
Issuance of 10,916 shares of treasury stock........      --          (41,038)      --          95,618      --           --
Contribution to fund ESOP..........................      --           --           --          --          64,211       --
Amortization of RRP contribution...................      --           --           --          --          --           41,999
Net change in unrealized appreciation on securities
 available for sale, net of tax of $1,131..........      --           --           --          --          --           --
Net income for the year ended March 31, 1995.......      --           --        1,660,247      --          --           --
                                                     -----------  -----------  ----------  ----------  -----------  -----------
BALANCE--MARCH 31, 1995............................      12,842    5,821,860   11,865,274    (671,156)   (305,005)     (47,676)
Purchase of 38,495 shares of treasury stock........      --           --           --        (557,427)     --           --
Issuance of 13,583 shares of treasury stock........      --          (78,923)      --         146,839      --           --
Contribution to fund ESOP..........................      --           --           --          --          64,211       --
Amortization of RRP contribution...................      --           --           --          --          --           26,968
Tax benefit related to stock plans.................      --           70,421       --          --          --           --
Net change in unrealized appreciation on securities
 available for sale, net of tax of $15,693.........      --           --           --          --          --           --
Net income for the year ended March 31, 1996             --           --        2,458,210      --          --           --
                                                     -----------  -----------  ----------  ----------  -----------  -----------
BALANCE--MARCH 31, 1996............................      12,842    5,813,358   14,323,484  (1,081,744)   (240,794)     (20,708)
Purchase of 27,873 shares of treasury stock........      --           --           --        (487,572)     --           --
Issuance of 1,644 shares of treasury stock.........      --          (10,805)      --          19,026      --           --
Contribution to fund ESOP..........................      --           --           --          --          64,211       --
Amortization of RRP contribution...................      --           --           --          --          --           16,475
Tax benefit related to stock plans.................      --           62,975       --          --          --           --
Net change in unrealized appreciation on securities
 available for sale, net of tax of $22,851.........      --           --           --          --          --           --
Net income for the year ended March 31, 1997.......      --           --        2,311,601      --          --           --
                                                     -----------  -----------  ----------  ----------  -----------  -----------
BALANCE--MARCH 31, 1997............................   $  12,842    $5,865,528  $16,635,085 $(1,550,290)  $(176,583)  $  (4,233)
                                                     -----------  -----------  ----------  ----------  -----------  -----------
                                                     -----------  -----------  ----------  ----------  -----------  -----------

                                                     NET UNREALIZED
                                                     APPRECIATION ON
                                                       SECURITIES
                                                        AVAILABLE         TOTAL
                                                        FOR SALE,     SHAREHOLDERS'
                                                       NET OF TAX        EQUITY
                                                     ---------------  -------------
BALANCE--APRIL 1, 1994.............................     $  --          $15,098,977
Adoption of SFAS No. 115 net of tax of $63.........            96               96
Purchase of 22,000 shares of treasury stock........        --             (243,875)
Issuance of 10,916 shares of treasury stock........        --               54,580
Contribution to fund ESOP..........................        --               64,211
Amortization of RRP contribution...................        --               41,999
Net change in unrealized appreciation on securities
 available for sale, net of tax of $1,131..........         1,726            1,726
Net income for the year ended March 31, 1995.......        --            1,660,247
                                                          -------     -------------
BALANCE--MARCH 31, 1995............................         1,822       16,677,961
Purchase of 38,495 shares of treasury stock........        --             (557,427)
Issuance of 13,583 shares of treasury stock........        --               67,916
Contribution to fund ESOP..........................        --               64,211
Amortization of RRP contribution...................        --               26,968
Tax benefit related to stock plans.................        --               70,421
Net change in unrealized appreciation on securities
 available for sale, net of tax of $15,693.........        23,924           23,924
Net income for the year ended March 31, 1996               --            2,458,210
                                                          -------     -------------
BALANCE--MARCH 31, 1996............................        25,746       18,832,184
Purchase of 27,873 shares of treasury stock........        --             (487,572)
Issuance of 1,644 shares of treasury stock.........        --                8,221
Contribution to fund ESOP..........................        --               64,211
Amortization of RRP contribution...................        --               16,475
Tax benefit related to stock plans.................        --               62,975
Net change in unrealized appreciation on securities
 available for sale, net of tax of $22,851.........        34,838           34,838
Net income for the year ended March 31, 1997.......        --            2,311,601
                                                          -------     -------------
BALANCE--MARCH 31, 1997............................     $  60,584      $20,842,933
                                                          -------     -------------
                                                          -------     -------------

          See accompanying notes to consolidated financial statements

                        CB BANCORP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   YEARS ENDED MARCH 31, 1997, 1996 AND 1995

                                                                        1997            1996            1995
                                                                   ---------------  -------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.....................................................  $     2,311,601  $   2,458,210  $     1,660,247
  Adjustments to reconcile net income to net cash from operating activities
    Depreciation and amortization................................          219,997        187,104          342,215
    Provision for loan losses....................................        1,191,000      1,020,000           78,000

    (Gain) loss on sales of:
      Mortgage loans held for sale...............................         (269,739)        (1,478)       --
      Securities available for sale..............................        --              --                    650
      Foreclosed real estate.....................................              755        (16,731)         (16,240)
    Loans purchased under agreements to resell...................   (1,111,965,098)  (795,862,263)    (453,339,372)
    Sale of loans purchased under agreements to resell...........    1,096,720,668    741,010,220      462,353,515
    Mortgage loans originated for sale...........................      (15,669,346)      (585,786)       --
    Proceeds from sales of mortgage loans held for sale..........       15,537,785         74,514        --
    Amortization of RRP contribution.............................           16,475         26,968           41,999

    Change in:
      Accrued interest receivable................................          (36,173)      (396,855)        (138,011)
      Other assets...............................................       (1,024,828)      (370,009)         (30,532)
      Accrued expenses and other liabilities.....................           14,052        911,471          114,610
                                                                   ---------------  -------------  ---------------
        Net cash from operating activities.......................      (12,952,851)   (51,544,635)      11,067,081
CASH FLOWS FROM INVESTING ACTIVITIES
  Net change in long term interest-bearing deposits in other
    financial institutions.......................................        --               983,475         (885,276)
  Net change in loans receivable.................................        1,095,951     (6,223,912)      (5,717,413)

  Proceeds from:
    Sale of securities available for sale........................        --              --                 49,200
    Maturities of securities held to maturity....................        3,420,782      9,161,482        6,300,000
    Principal collected on mortgage-backed securities............        2,381,737      2,311,441        3,215,365
    Sale of foreclosed real estate...............................          328,245         92,210           58,937

  Purchase of:
    Securities and mortgage-backed securities available for
      sale.......................................................        --              --                (53,324)
    Securities and mortgage-backed securities held to maturity...       (4,236,862)   (10,104,120)      (9,424,682)
    Federal Home Loan Bank stock.................................          (49,700)      (351,600)       --
    Loans receivable.............................................        --              --             (2,627,077)
    Premises and equipment, net..................................         (743,977)      (176,519)        (134,506)
  Investment in limited partnership..............................          112,358       (153,573)         (75,000)
                                                                   ---------------  -------------  ---------------
    Net cash from investing activities...........................        2,308,534     (4,461,116)      (9,293,776)
CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in deposits.........................................  $    11,548,596  $  26,189,663  $    (2,934,877)
  Proceeds from borrowed funds...................................      326,879,583  1,709,466,300      238,718,275
  Repayment of borrowed funds....................................     (318,720,385) (1,676,704,749)    (239,100,610)
  Net change in obligation due to limited partnership............           17,877       --              --
  Purchase of treasury stock.....................................         (487,572)      (557,427)        (243,875)
  Issuance of shares of treasury stock...........................            8,221         67,916           54,580
  Contribution to fund ESOP......................................           64,211         64,211           64,211
                                                                   ---------------  -------------  ---------------
    Net cash from financing activities...........................       19,310,531     58,525,914       (3,442,296)
                                                                   ---------------  -------------  ---------------
Net change in cash and cash equivalents..........................        8,666,214      2,520,163       (1,668,991)
Cash and cash equivalents at beginning of year...................        6,062,923      3,542,760        5,211,751
                                                                   ---------------  -------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                           $    14,729,137  $   6,062,923  $     3,542,760
                                                                   ---------------  -------------  ---------------
                                                                   ---------------  -------------  ---------------

                        CB BANCORP, INC. AND SUBSIDIARY

                   YEARS ENDED MARCH 31, 1997, 1996 AND 1995

                                                                        1997            1996            1995
                                                                   ---------------  -------------  ---------------
Supplemental disclosures of cash flow information
  Cash paid during the year for
    Interest.....................................................  $     8,029,751  $   6,870,582  $     4,147,503
    Income taxes.................................................        1,810,000      1,618,449          885,250
  Noncash investing activities

    Transfer from:
      Securities held for sale to securities available for
        sale.....................................................  $     --         $    --        $       574,841
      Mortgage-backed and related securities to mortgage-backed
        and related securities held to maturity..................        --              --             10,275,366
    Transfer from investment securities to securities held to
      maturity...................................................        --              --              7,170,481
    Investment in/obligation due to limited partnership (Note
      16)........................................................        --              --              1,450,000
    Real estate acquired in settlement of loans..................          475,429         75,479           42,697

          See accompanying notes to consolidated financial statements.

                        CB BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         MARCH 31, 1997, 1996 AND 1995

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION: The accompanying consolidated financial statements include the accounts of CB Bancorp, Inc. and its wholly-owned subsidiary. CB Bancorp, Inc. is a holding company located in Michigan City, Indiana and owns all the outstanding stock of Community Bank, A Federal Savings Bank ("the Bank") which owns all the outstanding stock of Community Financial Services Inc. ("Community Financial"), (together referred to as "the Company"). Community Financial has a 99% limited partner interest in Pedcor Investments-1994-XX, L.P. Community Financial also owns 100% of Community Brokerage Services, Inc. ("Community Brokerage"). All significant inter-company balances and transactions are eliminated in consolidation.

    NATURE OF OPERATIONS AND INDUSTRY SEGMENT INFORMATION: The Bank operates in the single industry of banking, including granting loans (primarily real estate loans), accepting deposits, and other banking activities. Community Financial offers various annuity and insurance programs and tax return preparation services to Bank customers and others. Pedcor Investments-1994-XX, L.P. was formed for the construction, ownership, and management of an 80 unit affordable housing project in LaPorte County, Indiana. Community Brokerage is a full service discount brokerage firm and is a member of the National Association of Securities Dealers. The Company operates primarily in the banking industry which accounts for more than 90% of its revenues, operating income and assets.

    USE OF ESTIMATES: To prepare consolidated financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the consolidated financial statements and the disclosures provided, and future results could differ. The collectibility of loans, allowance for loan losses, the determination and carrying value of impaired loans, fair values of financial instruments, securities valuations, the carrying value of loans purchased under agreements to resell, the carrying value of loans held for sale, the realization of deferred tax assets and status of contingencies are particularly subject to change in the near term.

    SECURITIES: On April 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." The Company now classifies securities into held to maturity, available for sale and trading categories. Held to maturity securities are those which the Company has the positive intent and ability to hold to maturity, and are reported at amortized cost. Available for sale securities are those the Company may decide to sell if needed for liquidity, asset-liability management or other reasons. Available for sale securities are reported at fair value, with unrealized gains and losses included as a separate component of shareholders' equity, net of tax. Trading securities are bought principally for sale in the near term, and are reported at fair value with unrealized gains and losses included in earnings. Securities are written down to fair value when a decline in fair value is not temporary. Adoption of SFAS No. 115 on April 1, 1994 increased shareholders' equity by $96, net of $63 tax effect.

    Realized gains and losses resulting from the sale of securities are computed by the specific identification method. Interest and dividend income, adjusted by amortization of purchase premium or discount using the level yield method, is included in earnings.

    LOANS PURCHASED UNDER AGREEMENTS TO RESELL: The Company purchases residential mortgage loans from various mortgage companies prior to sale of these loans by the mortgage companies in the secondary

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) market. The Company held loans that were purchased under agreements to resell from 66 of the 117 approved mortgage companies as of March 31, 1997. The Company purchases such loans from mortgage companies at par, net of certain fees, and later sells them back to the mortgage companies at the same amount and without recourse provisions. As a result, no gains and losses are recorded at the resale of loans. The Company records interest income on the loans during the funding period and the Company records fee income received from the mortgage company for each loan when the loan is sold. The Company uses the stated interest rate in the agreement with each mortgage company for interest income recognition, and not the interest rates on individual loans. The Company does not retain servicing of the loans when they are resold. Purchase money and refinance mortgage loans are generally held no more than 90 days by the Company and typically are resold within 30 days. Construction loan mortgages acquired are held for the duration of the construction loan period, which is typically six months or longer.

    MORTGAGE LOANS HELD FOR SALE: Mortgage loans intended for sale are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized in a valuation allowance by charges to income.

    INTEREST INCOME ON LOANS: Interest on loans is accrued over the term of the loans based upon the principal outstanding. Management reviews loans delinquent 90 days or more to determine if the interest accrual should be discontinued. When serious doubt exists as to the collectibility of a loan, the accrual of interest is discontinued. Under SFAS No. 114, "ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN," as amended by SFAS No. 118, the carrying value of impaired loans is periodically adjusted to reflect cash payments, revised estimates of future cash flows, and increases in the present value of expected cash flows due to the passage of time. Cash payments representing interest income are reported as such and other cash payments are reported as reductions in carrying value. Increases or decreases in carrying value due to changes in estimates of future payments or the passage of time are reported as a component of the provision for loan losses.

    LOANS: Loans are reported at the principal balance outstanding, net of deferred loan fees and costs, the allowance for loan losses, and charge-offs. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

    ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is a valuation allowance, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required based on past loan loss experience, known and inherent risks in the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for losses on loans and foreclosed real estate. Such agencies may require the Company to recognize additions to the allowances based on their judgments of information available to them at the time of their examination. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off.

    SFAS No. 114 and No. 118 were adopted effective April 1, 1995 and require recognition of loan impairment. Loans are considered impaired if full principal or interest payments are not anticipated in accordance with the contractual loan terms. Impaired loans are carried at the present value of expected

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) future cash flows discounted at the loan's effective interest rate or at the fair value of the collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans. If these allocations cause the allowance for loan losses to require increase, such increase is reported as a component of the provision for loan losses. The effect of adopting these standards was not material.

    Smaller-balance homogeneous loans are evaluated for impairment in total. Such loans include residential first mortgage loans secured by one-to-four family residences, residential construction loans, and automobile, home equity and second mortgage loans. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. When analysis of a borrower's operating results and financial condition indicates that underlying cash flows of the borrower's business are not adequate to meet its debt service requirements, the loan is evaluated for impairment. Often this is associated with a delay or shortfall in payments of 90 days or more. Commercial and mortgage loans placed on nonaccrual are often considered for impairment. Impaired loans, or portions thereof, are charged off when deemed uncollectible. The nature of disclosures for impaired loans is considered generally comparable to prior nonaccrual and renegotiated loans and non-performing and past-due asset disclosures.

    PREMISES AND EQUIPMENT: Premises and equipment of the Company are stated at cost less accumulated depreciation. Premises are depreciated using the straight-line method with useful lives ranging from twelve to fifty years, and equipment is depreciated using the straight-line method with useful lives ranging from four to twelve years. Land is carried at cost. These assets are reviewed for impairment under SFAS No. 121 when events indicate the carrying amount may not be recoverable. Maintenance and repairs are expensed and improvements are capitalized.

    FORECLOSED REAL ESTATE: Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of acquisition establishing a new cost basis. Any reduction to fair value from the carrying value of the related loan at the time of acquisition is accounted for as a loan loss and charged against the allowance for loan losses. After acquisition, a valuation allowance is recorded through a charge to income for the amount of estimated selling costs. Valuations are periodically performed by management, and valuation allowances are adjusted through a charge to income for changes in fair value or estimated selling costs. Foreclosed real estate amounted to approximately $146,000 and $0 at March 31, 1997 and 1996, and is included in other assets in the consolidated balance sheets.

    SERVICING RIGHTS: Prior to adopting SFAS No. 122 on April 1, 1996, servicing right assets were recorded only for purchased rights to service mortgage loans. Subsequent to adopting this standard, servicing rights represent both purchased rights and the allocated value of servicing rights retained on loans originated in-house and sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates and then, secondarily, as to geographic and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance. The impact of the adoption of SFAS No. 122 was not material.

    Excess servicing fees receivable is reported when a loan sale results in servicing in excess of normal amounts, and is expensed over the life of the servicing on the interest method.

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES: Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

    STOCK COMPENSATION: Expense for employee compensation under stock option plans is based on Opinion 25, with expense reported only if options are granted below market price at grant date. If applicable, proforma disclosures of net income and earnings per share are provided as if the fair value method of Financial Accounting Standard No. 123 was used for stock-based compensation.

    FAIR VALUES OF FINANCIAL INSTRUMENTS: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed separately. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

    FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK: The Company, in the normal course of business, makes commitments to extend credit which are not reflected in the consolidated financial statements. A summary of these commitments is disclosed separately.

    STATEMENT OF CASH FLOWS: For purposes of reporting cash flows, cash and cash equivalents is defined as cash and due from financial institutions and federal funds sold, as well as investments with original maturities under 90 days. Net cash flows are reported for long-term interest bearing deposits in other financial institutions, customer loan and deposit transactions and obligation due to limited partnership.

    EARNINGS PER SHARE AND TREASURY STOCK: Earnings per common share is computed by dividing net income by the weighted average number of common shares outstanding and common share equivalents which would arise from considering dilutive stock options. The weighted average number of shares for calculating earnings per common share for the years ended March 31 is:

                                                                      1997        1996        1995
                                                                   ----------  ----------  ----------
Primary..........................................................   1,242,382   1,261,062   1,289,998
Fully diluted....................................................   1,250,781   1,264,728   1,291,301

    RECLASSIFICATIONS: Some items in the prior consolidated financial statements have been reclassified to conform with the current presentation.

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 2--SECURITIES

    The amortized cost and fair value of securities available for sale are as follows:

                                                                                 MARCH 31, 1997
                                                                ------------------------------------------------
                                                                               GROSS        GROSS
                                                                AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                                                   COST        GAINS       LOSSES       VALUE
                                                                ----------  -----------  -----------  ----------
Marketable equity securities..................................  $  571,737   $ 101,188    $    (866)  $  672,059
                                                                ----------  -----------  -----------  ----------
                                                                ----------  -----------  -----------  ----------

                                                                                 MARCH 31, 1996
                                                                ------------------------------------------------
                                                                               GROSS        GROSS
                                                                AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                                                   COST        GAINS       LOSSES       VALUE
                                                                ----------  -----------  -----------  ----------
Marketable equity securities..................................  $  578,315   $  43,956    $  (1,323)  $  620,948
                                                                ----------  -----------  -----------  ----------
                                                                ----------  -----------  -----------  ----------

    The amortized cost and fair value of securities held to maturity are as follows:

                                                                              MARCH 31, 1997
                                                          ------------------------------------------------------
                                                                            GROSS        GROSS
                                                            AMORTIZED    UNREALIZED   UNREALIZED       FAIR
DEBT SECURITIES                                               COST          GAINS       LOSSES         VALUE
--------------------------------------------------------  -------------  -----------  -----------  -------------
U.S. Government and federal agencies....................  $   3,000,000   $  --        $ (48,000)  $   2,952,000
Corporate notes.........................................      2,789,297       5,988       (2,285)      2,793,000
Mortgage-backed.........................................      8,509,616     102,517       (9,133)      8,603,000
                                                          -------------  -----------  -----------  -------------
                                                          $  14,298,913   $ 108,505    $ (59,418)  $  14,348,000
                                                          -------------  -----------  -----------  -------------
                                                          -------------  -----------  -----------  -------------

                                                                              MARCH 31, 1996
                                                          ------------------------------------------------------
                                                                            GROSS        GROSS
                                                            AMORTIZED    UNREALIZED   UNREALIZED       FAIR
DEBT SECURITIES                                               COST          GAINS       LOSSES         VALUE
--------------------------------------------------------  -------------  -----------  -----------  -------------
U.S. Government and federal agencies....................  $   3,000,000   $  --        $ (30,000)  $   2,970,000
Corporate notes.........................................      2,674,726       5,296       (6,022)      2,674,000
Mortgage-backed.........................................     10,192,178     143,374      (53,552)     10,282,000
                                                          -------------  -----------  -----------  -------------
                                                          $  15,866,904   $ 148,670    $ (89,574)  $  15,926,000
                                                          -------------  -----------  -----------  -------------
                                                          -------------  -----------  -----------  -------------

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 2--SECURITIES (CONTINUED)
    The amortized cost and fair value of debt securities by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                  MARCH 31, 1997
                                                                           ----------------------------
                                                                             AMORTIZED        FAIR
                                                                               COST           VALUE
                                                                           -------------  -------------
Due in one year or less..................................................  $   1,778,276  $   1,777,000
Due after one year through five years....................................      4,011,021      3,968,000
Mortgage-backed securities...............................................      8,509,616      8,603,000
                                                                           -------------  -------------
                                                                           $  14,298,913  $  14,348,000
                                                                           -------------  -------------
                                                                           -------------  -------------

    There were no sales of securities during the years ended March 31, 1997 and 1996. Sales of securities available for sale during the year ended March 31, 1995 resulted in gross proceeds of $49,200 and gross losses of $650.

NOTE 3--LOANS

    The Company has entered into agreements with mortgage companies in which the Company purchases, at its discretion, mortgage loans from the mortgage companies at par, net of certain fees, and later sells them back to the mortgage companies at the same amount and without recourse provisions. The Company records interest income on the loans during the funding period and the Company records fee income (recorded as noninterest income) received from the mortgage company for each loan when resold. The interest income recorded is based on a rate of interest tied to the prime rate (as established from time to time by a major Chicago-based financial institution) during the funding period, and not the rates on individual loans. Such loans are reviewed, prior to purchase, for evidence that the loans are of secondary market quality or meet the Company's internal underwriting guidelines. An assignment of the mortgage to the Company is required. In addition, the Company either takes possession of the original note and forwards such note to the end investor or the Company receives a certified copy of the note and subsequently receives acknowledgment from the end investor of receiving the original note. A commitment to purchase from an end investor is required prior to purchase by the Company. In the event that the end investor would not honor this commitment and the mortgage companies would not be able to honor their repurchase obligations, the Company would then need to sell these loans in the secondary market at the fair value of these loans. Purchase money and refinance loans are generally held no more than 90 days by the Company and are typically resold within 30 days. The Company also purchases interim construction loans under this program and holds these loans for the duration of the construction loan period which is typically six months or longer. With regard to the interim construction loans in the pipeline, the Company recognizes that there may be additional credit risk due to possible change in the borrower's financial condition during the interim construction period. The Company had approximately $25,407,000 and $29,416,000 of interim construction loans purchased under agreements to resell at March 31, 1997 and 1996.

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 3--LOANS (CONTINUED)
    The mortgage companies from which individual mortgage loans have been purchased under agreements to resell and the related amounts of such loans outstanding are as follows at March 31:

                                 COMPANY                                       1997           1996
-------------------------------------------------------------------------  -------------  -------------
Company A................................................................  $   5,172,843  $  12,792,251
Company B................................................................      8,611,206      8,614,313
Company C................................................................     13,677,480      6,791,723
Company D................................................................      8,336,445      5,023,314
Company E................................................................      5,646,301       --
Company F................................................................      5,619,318      3,058,493
Companies with balances between $1,000,000 and $5,000,000 (1997--16
 companies; 1996--11 companies)..........................................     35,126,513     30,195,670
Other companies with balances less than $1,000,000.......................     13,085,574     13,555,486
                                                                           -------------  -------------
                                                                           $  95,275,680  $  80,031,250
                                                                           -------------  -------------
                                                                           -------------  -------------

Loans receivable at March 31 are summarized as follows:


                                                                               1997           1996
                                                                           -------------  -------------
First mortgage loans (principally conventional)
  Principal balances
    Secured by one-to-four family residences.............................  $  69,601,991  $  73,413,053
    Secured by other properties..........................................     10,850,459     11,412,555
    Construction loans...................................................        544,995        591,450
                                                                           -------------  -------------
                                                                              80,997,445     85,417,058
  Loans in process.......................................................       (236,431)       (47,836)
  Unearned discounts.....................................................         (1,966)          (993)
  Net deferred loan origination fees.....................................       (361,912)      (417,599)
                                                                           -------------  -------------
                                                                              80,397,136     84,950,630
Consumer and other loans
  Principal balances
    VISA/Master cards....................................................       --              388,685
    Automobile...........................................................        431,142        400,132
    Home equity and second mortgage......................................      2,852,797      1,789,185
    Commercial...........................................................      6,092,907      4,532,775
    Other................................................................        541,420        555,043
                                                                           -------------  -------------
                                                                               9,918,266      7,665,820
                                                                           -------------  -------------
                                                                           $  90,315,402  $  92,616,450
                                                                           -------------  -------------
                                                                           -------------  -------------

                        CB BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         MARCH 31, 1997, 1996 AND 1995

NOTE 3--LOANS

    Activity in the allowance for loan losses for the years ended March 31 is summarized as follows:

                                                                 1997            1996           1995
                                                            --------------  --------------  ------------
Balance at beginning of year..............................  $    1,346,328  $      672,276  $    594,453
Provision charged to income...............................       1,191,000       1,020,000        78,000
Recoveries................................................         251,906        --             --
Charge-offs...............................................        (981,574)       (345,948)         (177)
                                                            --------------  --------------  ------------
  Balance at end of year..................................  $    1,807,660  $    1,346,328  $    672,276
                                                            --------------  --------------  ------------
                                                            --------------  --------------  ------------

    Impaired loans were as follows:

                                                                                   1997        1996
                                                                                ----------  ----------
Year end loans with no allowance for loan losses allocated....................  $   --      $  500,942
Year end loans with allowance for loan losses allocated.......................   5,920,000   1,663,477
Amount of the allowance allocated.............................................     610,000     166,348
Average of impaired loans during the year.....................................   3,459,000     333,020
Interest income recognized during impairment..................................     289,132     144,320
Cash-basis interest income recognized.........................................     224,887     128,339

    Nonaccrual and renegotiated loans for which interest has been reduced totaled approximately $804,000 at March 31, 1995. Interest income that would have been recorded under the original terms of such loans and the interest income actually recognized at March 31, 1995 is summarized as follows:

                                                                                                 1995
                                                                                               ---------
Interest income that would have been recorded................................................  $  54,000
Interest income recognized...................................................................    (22,000)
                                                                                               ---------
Interest income forgone......................................................................  $  32,000
                                                                                               ---------
                                                                                               ---------

    The Bank is not committed to lend additional funds to debtors whose loans have been modified.

    Of the total balance of impaired loans as of March 31, 1997 and 1996, approximately $1.2 million and $1.7 million relates to amounts associated with Bennett Funding Group Inc. ("Bennett") and Aloha Capital Corporation ("Aloha"), an affiliate of Bennett. The outstanding balance reflects a charge-off of $433,000 during the year ended March 31, 1997 on the original balance of $1.7 million. The reason for the impairment classification is that Bennett recently filed for Chapter 11 bankruptcy and Aloha was drawn into involuntary bankruptcy. The Bank purchased numerous leases secured by small business equipment such as copy and facsimile machines from Bennett and Aloha. The purchases total approximately $396,000 from Bennett and $1.3 million from Aloha. Both companies act as servicing agents to collect lease payments for the Bank. The Company has negotiated a settlement, and the anticipated recovery is approximately 70% of the original balance. The amount deemed to be uncollectible was $433,000 and was charged off as discussed above. The portion of the allowance for loan losses allocated to the above loans

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 3--LOANS (CONTINUED)
was approximately $61,000 at March 31, 1997 and $166,000 at March 31, 1996, which is based on the present value of the anticipated cash flows of these loans.

    Also included in the impaired loan balance at March 31, 1997 are 65 single family construction loans, all located in the state of Indiana, with a total outstanding balance of $4.7 million and total unfunded commitments of $2.1 million. Eighteen of these loans, totaling $1.3 million, are outstanding to one builder. The Company has allocated $308,000 of the allowance for loan losses to these loans. Forty-one of these loans totaling $2.4 million are outstanding to two affiliated companies, one of which is in bankruptcy. The Company has allocated $125,000 of the allowance for loan losses to these loans. The remaining 6 loans totaling $1.2 million are with three separate builders and the Company has allocated $116,000 of the allowance for loan losses to these loans. The Company continues to monitor the remaining construction loan portfolio for credit risk as a part of its loan classification procedures.

NOTE 4--LOAN SERVICING

    Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these loans at March 31 is summarized as follows:

                                                                                  1997          1996
                                                                              ------------  ------------
Mortgage loan portfolios serviced for the Federal Home Loan Mortgage
  Corporation...............................................................  $  1,265,900  $  1,483,584
                                                                              ------------  ------------
                                                                              ------------  ------------

    Custodial escrow balances maintained in connection with the foregoing loan servicing were approximately $30,000 and $35,000 at March 31, 1997 and 1996.

NOTE 5--PREMISES AND EQUIPMENT, NET

    Premises and equipment are stated at cost, less accumulated depreciation, and consist of the following at March 31:

                                                                               1997            1996
                                                                          --------------  --------------
Land and land improvements..............................................  $      388,485  $      378,897
Buildings...............................................................       3,654,467       3,065,759
Furniture, fixtures, and equipment......................................       1,501,995       1,376,963
Construction in progress................................................          25,000          20,022
                                                                          --------------  --------------
                                                                               5,569,947       4,841,641
Accumulated depreciation and amortization...............................      (2,649,673)     (2,454,259)
                                                                          --------------  --------------
                                                                          $    2,920,274  $    2,387,382
                                                                          --------------  --------------
                                                                          --------------  --------------

NOTE 6--DEPOSITS

    The aggregate amount of deposits greater than $100,000 was approximately $36,774,000 and $32,078,000 at March 31, 1997 and 1996.

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 6--DEPOSITS (CONTINUED)
    At March 31, 1997, scheduled maturities of certificates of deposit are as follows:

1998                                             $73,768,000
1999                                              8,334,000
2000                                              4,122,000
2001                                              1,917,000
2002 and thereafter                               1,229,000
                                                 ----------
                                                 $89,370,000
                                                 ----------
                                                 ----------

NOTE 7--BORROWED FUNDS

    Borrowed funds at March 31 are summarized as follows:

                                                                               1997           1996
                                                                           -------------  -------------
Federal funds purchased..................................................  $   7,000,000  $   7,000,000
Advances from the Federal Home Loan Bank.................................     42,500,000     38,000,000
Line of credit with Federal Home Loan Bank...............................      3,783,553        124,355
                                                                           -------------  -------------
                                                                           $  53,283,553  $  45,124,355
                                                                           -------------  -------------
                                                                           -------------  -------------

    Fixed rate and variable rate advances from the Federal Home Loan Bank at March 31, 1997 amount to $2 million and $40.5 million.

    Advances from the Federal Home Loan Bank consist of the following:

                           MARCH 31, 1997
---------------------------------------------------------------------
                                     WEIGHTED AVERAGE
MATURITY                               INTEREST RATE       AMOUNT
-----------------------------------  -----------------  -------------
1998                                          5.85%     $  41,500,000
1999                                          5.67%         1,000,000
                                                        -------------
                                                        $  42,500,000
                                                        -------------
                                                        -------------

    Federal funds purchased represent overnight purchase of federal funds from American National Bank, Chicago, Illinois.

    At March 31, 1997 specific mortgage loans with a carrying value of approximately $56,180,000 and specific mortgage-backed securities with a carrying value of approximately $9,513,000 were pledged to the Federal Home Loan Bank of Indianapolis to secure current and future advances from the Federal Home Loan Bank. In addition, the Bank has a line of credit approved up to $5,000,000 with the Federal Home Loan Bank of Indianapolis. This line is secured by the specific collateral listed above. The Bank had borrowings of $3,783,553 against this line of credit at March 31, 1997. The line expires on October 31, 1997 and has a variable rate of interest of 7.10% as of March 31, 1997.

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 7--BORROWED FUNDS (CONTINUED)
    The Federal Home Loan Bank of Indianapolis has issued four irrevocable direct pay letters of credit on behalf of the Bank totaling approximately $4,049,000. These letters of credit are secured by the same collateral listed above. The balance of these letters of credit at March 31, 1997 is $0.

    Interest expense on borrowed funds for the years ended March 31 is summarized as follows:

                                                                      1997          1996         1995
                                                                  ------------  ------------  ----------
Advances from the FHLB..........................................  $  2,005,621  $  1,501,121  $   64,876
Other...........................................................       447,995       521,284     117,683
                                                                  ------------  ------------  ----------
                                                                  $  2,453,616  $  2,022,405  $  182,559
                                                                  ------------  ------------  ----------
                                                                  ------------  ------------  ----------

NOTE 8--EMPLOYEE BENEFITS

    EMPLOYEE PENSION PLAN: The Bank is part of a multi-employer defined benefit pension plan covering substantially all employees. The plan is administered by the directors of the Financial Institutions Retirement Fund. There is no separate actuarial valuation of plan benefits nor segregation of plan assets specifically for the Bank. As of June 30, 1996, the latest actuarial valuation, the total plan assets exceeded the actuarially determined value of total vested benefits. There was no pension plan expense or contribution for the years ended March 31, 1997, 1996 and 1995. The administrative cost of the plan is charged to expense and amounted to $1,052, $4,815 and $3,294 for the years ended March 31, 1997, 1996 and 1995.

    DEFERRED COMPENSATION PLAN: The Company implemented a deferred compensation plan for its Board of Directors. Under the terms of the plan, directors may elect to defer a portion of their fees which would be retained by the Company with interest being credited to the participant's deferred balance. Upon retirement, the participant would be entitled to receive the accumulated deferred balance, paid over a specified number of years. The Company has purchased insurance contracts on the lives of the participants in the deferred compensation plan and has named the Bank as beneficiary. While no direct contract exists between the deferred compensation plan and the life insurance contracts, it is management's current intent that the proceeds from the insurance contracts will be used as a funding source for the deferred compensation plan. The cash surrender value of the life insurance was approximately $1,474,000 and $1,426,000 at March 31, 1997 and 1996, and is
included in other assets. The income derived from the investment in life insurance included in other income was approximately $48,000, $75,000 and $68,000 for the years ended March 31, 1997, 1996 and 1995. At March 31, 1997 and 1996, the accrued liability for deferred fees was approximately $241,000 and $152,000.

    SUPPLEMENTAL RETIREMENT PLAN: The Bank maintains a supplemental retirement plan for executive officers of the Bank for which the payment of benefits is accelerated upon change of control of the Company. The Bank has purchased insurance contracts on the lives of the participants in the supplemental retirement plan and has named the Bank as beneficiary. While no direct contract exists between the supplemental retirement plan and the life insurance contracts, it is management's current intent that the proceeds from the insurance contracts will be used as a funding source for the supplemental retirement plan. For the years ended March 31, 1996 and 1995 the Bank recorded a liability equal to the projected present value of the payment due at retirement based on the projected remaining years of service using the projected unit credit method. During the year ending March 31, 1997 the Bank funded the liability to a

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 8--EMPLOYEE BENEFITS (CONTINUED)
secular trust. This trust is not under the Bank's control. The cash surrender value of the life insurance was approximately $995,000 and $938,000 at March 31, 1997 and 1996, and is included in other assets. The income derived from the investment in life insurance included in other income was approximately $57,000, $59,000 and $52,000 for the years ended March 31, 1997, 1996 and 1995. The cost of the plan charged to expense was approximately $39,000, $44,000 and $40,000 for the years ended March 31, 1997, 1996 and 1995, respectively. The accrued liability to the Bank was approximately $0 and $203,000 at March 31, 1997 and 1996.

    STOCK OPTION PLAN FOR OUTSIDE DIRECTORS: The Board of Directors of the Company has adopted the CB Bancorp, Inc. 1992 Stock Option Plan for outside directors (the "Directors' Plan") of the Company. Options for the purchase of shares of common stock are authorized under the Directors' Plan. The option exercise price must be at least 100% of the fair market value of the common stock on the date of the grant, and the option term cannot exceed 10 years. Eligible directors may exercise 100% of the options awarded to them.

    Activity in the Directors' Plan for years ended March 31 is summarized as follows:

                                                                                       NUMBER OF OPTIONS
                                                                     OPTION EXERCISE  --------------------
                                                                          PRICE         1997       1996
                                                                     ---------------  ---------  ---------
Balance at beginning of year.......................................     $    5.00        19,264     26,896
Options exercised..................................................          5.00        --         (7,632)
                                                                            -----     ---------  ---------
Balance at end of year.............................................     $    5.00        19,264     19,264
                                                                            -----     ---------  ---------
                                                                            -----     ---------  ---------

    RECOGNITION AND RETENTION PLANS (RRP): The Company has established the Recognition and Retention Plans as a method of providing directors, officers and other key employees of the Bank with a proprietary interest in the Company in a manner designed to encourage such persons to remain with the Bank. The terms of each RRP will be identical, only the participants and the number of shares awarded to each participant vary. Eligible directors, officers and other key employees of the Company will earn (i.e., become vested in) shares of common stock covered by the award at a rate of 20% per year. The Bank contributed funds to the RRP to enable the Plans to acquire in the aggregate 38,528 shares of common stock. An expense of $16,475, $26,968 and $41,999 was recorded for these Plans for the years ended March 31, 1997, 1996 and 1995.

    EMPLOYEE STOCK OWNERSHIP PLAN (ESOP): The Bank maintains an ESOP for eligible employees. Employees with 1,000 hours of employment with the Bank and who have attained age 21 are eligible to participate. The ESOP borrowed funds from the Company to purchase 89,896 shares of common stock. Collateral for the loan is the common stock purchased by the ESOP. The loan is being repaid principally from the Bank's discretionary contributions to the ESOP over a seven year period ending in 1999, at a variable interest rate. The current interest rate for the loan is 9.00%. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid.

    Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of compensation in the year of allocation. Benefits generally become 100% vested after five years of credited service. Prior to the completion of five years of credited service, a participant who terminates employment for reasons

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 8--EMPLOYEE BENEFITS (CONTINUED)
other than death, retirement (or early retirement), or disability will not receive any benefit under the ESOP. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Benefits may be payable in the form of stock or cash upon termination of employment. The Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

    The ESOP compensation expense was $64,211 for each of the years ended March 31, 1997, 1996 and 1995. The ESOP shares as of March 31 were as follows:

                                                                                         1997       1996
                                                                                       ---------  ---------
Allocated shares.....................................................................     51,476     37,604
Shares released for allocation.......................................................     --            684
Unreleased shares....................................................................     38,420     51,608
                                                                                       ---------  ---------
                                                                                          89,896     89,896
                                                                                       ---------  ---------
                                                                                       ---------  ---------

    On April 1, 1994, the Bank adopted AICPA's Statement of Position 93-6 ("SOP 93- 6") EMPLOYERS' ACCOUNTING FOR EMPLOYEE STOCK OWNERSHIP PLANS. SOP 93-6 relates only to shares purchased by the ESOP after December 31, 1992. SOP 93-6 requires that the employer record compensation expense in an amount equal to the fair value of shares committed to be released to employees from the ESOP, and these shares become outstanding for earnings per share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated shares are recorded as a reduction of debt and accrued interest. SOP 93-6 did not affect the Bank's recognition of compensation expense as all shares currently held by the Bank's ESOP were purchased prior to December 31, 1992. Therefore, for the shares currently held by the ESOP, the Bank will continue to recognize compensation expense equal to the amount of cash contributed to the ESOP. All shares held by the ESOP are considered outstanding for earnings per share computations, and all dividends on ESOP shares are recorded as a reduction of retained earnings.

    STOCK OPTION PLAN: The Board of Directors of the Company adopted the CB Bancorp, Inc. 1992 Incentive Stock Option Plan (the "Option Plan"). Options for the purchase of shares of common stock are authorized under the Option Plan. Officers and employees of the Company and its subsidiary are eligible to participate in the Option Plan. The option exercise price must be at least 100% of the fair market value of the common stock on the date of the grant, and the option term cannot exceed 10 years. Eligible officers and employees of the Company can exercise options awarded to them at a rate of 20% per year.

    Activity in the Option Plan for years ended March 31 is summarized as follows:

                                                                                     NUMBER OF OPTIONS
                                                                   RANGE OF OPTION  --------------------
                                                                   EXERCISE PRICE     1997       1996
                                                                   ---------------  ---------  ---------
Balance at beginning of year.....................................   $5.00 - $8.50      80,473     86,424
Options exercised................................................  $         5.00      (1,644)    (5,951)
Options forfeited................................................  $         5.00      (3,210)    --
                                                                   ---------------  ---------  ---------
Balance at end of year...........................................  $ 5.00 - $8.50      75,619     80,473
                                                                   ---------------  ---------  ---------
                                                                   ---------------  ---------  ---------

    OUTSIDE DIRECTORS' CONSULTATION AND RETIREMENT PLAN: The Board of Directors adopted the Outside Directors' Consultation and Retirement Plan (the "Directors Consultation Plan"). The purpose of the

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 8--EMPLOYEE BENEFITS (CONTINUED)
Directors' Consultation Plan is to provide possible retirement benefits to directors who are not officers or employees of the Company to ensure that the Company will have their continued service and assistance, if annually contracted for by the Board of Directors in the conduct of the Company's business in the future. Effective April 1, 1996, the Board of Directors of the Bank approved the Outside Directors' Emeritus Plan (the "Directors' Emeritus Plan") to replace the Outside Directors' Consultation and Retirement Plan. The purpose of the Directors' Emeritus Plan is to ensure that the Bank may, if the Board so desires, have the continued service and assistance of directors who are not officers or employees of the Bank in the conduct of the Bank's business in the future. The Directors' Emeritus Plan provides that a participant will be eligible, upon termination due to retirement, resignation, discharge, death, disability or otherwise, to receive an amount equal to the most recently received monthly board fee paid to the outside director prior to his termination for a period of 48 months. Directors eligible to participate in the Directors' Emeritus Plan consist of directors who are not active officers or employees of the Bank, who have served as a director for at least three consecutive years and have attained the age of 55. However, an outside director with three years of continuous service whose termination is due to retirement and is prior to his attaining age 55 will become eligible to receive benefits under the Directors' Emeritus Plan when he reaches age 55. In addition, if an outside director with three years of continuous service becomes disabled or dies prior to reaching age 55 or prior to his electing director emeritus status, he or his beneficiary shall receive benefits under the Directors' Emeritus Plan. The resulting liability from the Directors' Emeritus Plan approximates the liability accrued under the Directors' Consultation Plan. An expense of approximately $33,000, $37,000 and $80,000 was recorded for these plans for the years ended March 31, 1997, 1996 and 1995. The resulting liability to the Company was approximately $244,000 and $211,000 at March 31, 1997 and 1996.

    During the year ending March 31, 1997, the Company purchased insurance contracts on the lives of the participants in the Directors' Emeritus Plan and has named the Bank as beneficiary. While no direct contract exists between the Directors' Emeritus Plan and the life insurance contracts, it is management's current intent that the proceeds from the insurance contracts will be used as a funding source for the Directors' Emeritus Plan. The cash surrender value of the life insurance was approximately $250,000 at March 31, 1997, and is included in other assets. There was no income derived from the investment in life insurance for the year ending March 31, 1997.

NOTE 9--INCOME TAXES

    The Company files consolidated income tax returns. Prior to April 1, 1996, if certain conditions were met in determining taxable income, the Bank was allowed a special bad debt deduction based on a percentage of taxable income (previously 8%) or on specified experience formulas. The Bank used the percentage-of-taxable-income method for the tax years ended March 31, 1996 and 1995. Tax legislation passed in August 1996 now requires the Company to deduct bad debts for tax purposes based on actual loss experience and recapture the excess bad debt reserve accumulated. The related amount of deferred tax liability which must be recaptured is approximately $270,000 and is payable over a six year period beginning no later than 1998.

                         CB BANCORP INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 9--INCOME TAXES (CONTINUED)

    Income tax expense for the years ended March 31 is summarized as follows:

                                                                      1997          1996         1995
                                                                  ------------  ------------  ----------
Federal
  Current.......................................................  $    977,293  $  1,218,694  $  754,847
  Deferred......................................................       (92,946)     (146,818)         41
                                                                  ------------  ------------  ----------
                                                                       884,347     1,071,876     754,888
                                                                  ------------  ------------  ----------
State
  Current.......................................................       302,253       363,345     236,603
  Deferred......................................................        (5,287)      (55,292)    (21,217)
                                                                  ------------  ------------  ----------
                                                                       296,966       308,053     215,386
                                                                  ------------  ------------  ----------
                                                                  $  1,181,313  $  1,379,929  $  970,274
                                                                  ------------  ------------  ----------
                                                                  ------------  ------------  ----------

    Total income tax expense differed from the amounts computed by applying the federal income tax rate of 34% in all periods presented to income before income taxes as a result of the following for the years ended March 31:

                                                                                1997          1996         1995
                                                                            ------------  ------------  ----------
Income taxes at statutory rate............................................  $  1,187,591  $  1,304,967  $  894,377
Tax effect of:
  Non-taxable income......................................................        (6,570)       (8,722)    (10,828)
  Increase in cash surrender value of life insurance......................       (35,846)      (45,656)    (40,798)
  State tax, net of federal income tax effect.............................       195,998       203,315     142,155
  Tax credits.............................................................      (160,047)      (70,000)     --
  Other items, net........................................................           187        (3,975)    (14,632)
                                                                            ------------  ------------  ----------
                                                                            $  1,181,313  $  1,379,929  $  970,274
                                                                            ------------  ------------  ----------
                                                                            ------------  ------------  ----------

    The components of the net deferred tax asset recorded in the consolidated balance sheets as of March 31 are as follows:

                                                                                     1997        1996
                                                                                  ----------  ----------
Deferred tax assets
  Accumulated depreciation......................................................  $   48,574  $   41,359
  Bad debts.....................................................................     446,952     265,804
  Deferred compensation.........................................................      --          80,384
  Deferred loan fees............................................................     124,397     147,439
  Other.........................................................................      40,321       4,130
                                                                                  ----------  ----------
                                                                                     660,244     539,116
Deferred tax liabilities
  FHLB stock dividend...........................................................     (25,865)    (25,865)
  Affordable housing partnership................................................     (88,413)    (48,745)
  Other.........................................................................     (39,737)    (33,659)
                                                                                  ----------  ----------
                                                                                    (154,015)   (108,269)
Valuation allowance.............................................................      --          --
                                                                                  ----------  ----------
                                                                                  $  506,229  $  430,847
                                                                                  ----------  ----------
                                                                                  ----------  ----------

                         CB BANCORP INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 9--INCOME TAXES (CONTINUED)

    Shareholders' equity at March 31, 1997 includes approximately $1,308,000 for which no deferred federal income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carry back of net operating losses would create income for tax purposes only, which would be subject to the then-current corporate income tax rate. The unrecorded deferred income tax liability on the above amount was approximately $445,000 at March 31, 1997.

NOTE 10--REGULATORY MATTERS

    The Bank is subject to regulatory capital requirements administered by federal regulatory agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

    The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If only adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required. The minimum requirements are:

                                                                                    TIER 1
                                                            CAPITAL TO RISK-      CAPITAL TO
                                                            WEIGHTED ASSETS        ADJUSTED
                                                           TOTAL      TIER 1     TOTAL ASSETS
                                                         ---------  -----------  -------------
Well capitalized.......................................        10%          6%            5%
Adequately capitalized.................................         8%          4%            3%
Under capitalized......................................         6%          3%            3%

    At March 31, the Bank's actual capital levels (in millions) and minimum required levels were:

                                                                                                        MINIMUM REQUIRED TO BE
                                                                                 MINIMUM REQUIRED FOR
                                                                                                        WELL CAPITALIZED UNDER
                                                                                   CAPITAL ADEQUACY       PROMPT CORRECTIVE
                                                                ACTUAL                 PURPOSES           ACTION REGULATIONS
                                                        ----------------------  ----------------------  ----------------------
                                                          AMOUNT       RATIO      AMOUNT       RATIO      AMOUNT       RATIO
                                                        -----------  ---------  -----------  ---------  -----------  ---------
1997
Total capital (to risk weighted assets)...............   $    20.0       14.8%   $    10.8        8.0%   $    13.5       10.0%
Tier 1 (core) capital (to risk weighted assets).......   $    18.4       13.6%   $     5.4        4.0%   $     8.1        6.0%
Tier 1 (core) capital (to adjusted total assets)......   $    18.4        8.1%   $     6.8        3.0%   $    11.4        5.0%
Tangible capital (to adjusted total assets)...........   $    18.4        8.1%   $     3.4        1.5%         N/A         N/A

1996
Total capital (to risk weighted assets)...............   $    17.2       15.2%   $     9.0        8.0%   $    11.3       10.0%
Tier 1 (core) capital (to risk weighted assets).......   $    16.0       14.2%   $     4.5        4.0%   $     6.8        6.0%
Tier 1 (core) capital (to adjusted total assets)......   $    16.0        7.8%   $     6.1        3.0%   $    10.2        5.0%
Tangible capital (to adjusted total assets)...........   $    16.0        7.8%   $     3.1        1.5%         N/A         N/A

                         CB BANCORP INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 10--REGULATORY MATTERS (CONTINUED)
    At March 31, 1997 and 1996 the Bank was categorized as well capitalized.

    Regulations of the Office of Thrift Supervision limit the amount of dividends and other capital distributions that may be paid by a savings institution without prior approval of the Office of Thrift Supervision. This regulatory restriction is based on a three-tiered system with the greatest flexibility being afforded to well-capitalized (Tier 1) institutions. The Bank is currently a Tier 1 institution. Accordingly, the Bank can make, without prior regulatory approval, distributions during a calendar year up to 100% of its net income to date during the calendar year plus an amount that would reduce by one-half its "surplus capital ratio" (the excess over its Fully Phased-in Capital Requirements) at the beginning of the calendar year. Accordingly, at March 31, 1997 approximately $4.8 million of the Bank's retained earnings is potentially available for distribution.

NOTE 11--OTHER NONINTEREST INCOME AND EXPENSE

    Other noninterest income and expense amounts for the years ended March 31 are summarized as follows:

                                                                              1997          1996          1995
                                                                          ------------  ------------  ------------
Other noninterest income
  Commission income.....................................................  $    104,161  $    115,426  $    127,968
  Service charges and fees..............................................       550,535       506,034       539,137
  Fees related to loans purchased under agreements to resell............       689,030       369,410       163,984
  Late charges..........................................................        28,530        21,510        23,126
  Other.................................................................       121,347       164,162       140,869
                                                                          ------------  ------------  ------------
                                                                          $  1,493,603  $  1,176,542  $    995,084
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Other noninterest expense
  Advertising and promotion.............................................  $    125,139  $     97,203  $     93,048
  Data processing.......................................................       244,790       247,017       243,144
  Insurance.............................................................        20,132        20,348        23,500
  Professional fees.....................................................       368,008       174,265       159,707
  Telephone, postage, and supplies......................................       262,736       204,903       183,116
  Employee expenses.....................................................       293,671       195,216       145,113
  Other.................................................................       548,609       332,664       227,957
                                                                          ------------  ------------  ------------
                                                                          $  1,863,085  $  1,271,616  $  1,075,585
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

NOTE 12--COMMITMENTS AND CONTINGENCIES

    As of March 1, 1996, the Company leased a branch office in Merrillville, Indiana. Rent expense for the years ended March 31, 1997 and 1996 was approximately $35,000 and $3,000. In accordance with the terms of the lease, the Company provides liability insurance and pays repairs and maintenance costs. As of March 31, 1997, the future annual rental commitments under non-cancelable leases for four years total approximately $148,000, which includes $35,000 in 1998, $36,000 in 1999, $38,000 in 2000 and $39,000 in 2001.

                         CB BANCORP INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 12--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include commitments to make loans and unused lines of credit. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans and unused lines of credit is represented by the contractual amount of those instruments. The Company follows the same credit policy to make such commitments as it follows for those loans recorded in the financial statements.

    At March 31, the Company had outstanding commitments as follows:

                                                                                  1997          1996
                                                                              ------------  ------------
Fixed rate loans............................................................  $    210,000  $    137,000
Fixed rate unused lines of credit...........................................       626,000       107,000
Variable rate unused lines of credit........................................     1,950,000     1,188,000
Unused letters of credit....................................................     4,149,000     4,074,000
Undisbursed construction loans in repurchase program (variable rate)........    12,419,000    12,412,000

    Since certain commitments to make loans, lines of credit and commitments to fund loans in process expire without being used, the amounts do not necessarily represent future cash commitments. In addition, commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.

    The Bank is required to have approximately $1,313,000 and $1,407,000 of cash on hand or on deposit with the Federal Reserve Bank of Chicago to meet regulatory reserve requirements at March 31, 1997 and 1996.

    The Company is involved in various legal actions arising in the ordinary course of business. In the opinion of management, the outcome of these matters will not have material effect on the Company's consolidated financial condition or results of operations.

    Community Financial has a 99% limited partner interest in Pedcor Investments-1994-XX, L.P. which was formed for the construction, ownership, and management of an 80 unit apartment project located in LaPorte County, Indiana. Financing consists of a $2,550,000 first mortgage loan funded with tax exempt bonds. The Bank is the lead lender in the debt financing arrangement and has guaranteed through letters of credit $1,450,000 of the debt financing, which represents the Bank's share of the mortgage loan funded with tax exempt bonds. The remaining portion of the debt financing with tax exempt bonds is guaranteed by participating lenders through letters of credit in amounts proportional to their share of the mortgage loan. The Bank and other lending institutions have as their security a first mortgage lien and an assignment of rents and leases on the apartment complex. As of March 31, 1997, Community Financial has invested $1,566,215, net of recording equity in the operating loss of $182,616 for the fiscal year ended March 31, 1997, in the limited partnership. Community Financial contributed $298,831 in cash to the partnership, including $70,258 contributed during the fiscal year ended March 31, 1997, while the remaining $1,450,000 was funded by short-term tax-exempt notes backed by a letter of credit issued by the Bank. At March 31, 1997, the obligation due to limited partnership was $1,467,877 which represents the amount of principal and accrued interest guaranteed through letters of credit. Terms of the partnership agreement allocate

                         CB BANCORP INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 12--COMMITMENTS AND CONTINGENCIES (CONTINUED)
99% of the eligible tax credits to the limited partner. For the years ended March 31, 1997 and 1996, the limited partner received approximately $160,000 and $70,000 in tax credits from the limited partnership.

    Under employment agreements with certain executive officers, certain events leading to separation from the Company or the Bank could result in cash payments totaling approximately $723,000 as of March 31, 1997. The agreements also include provisions to continue to provide life, health and disability insurance coverage for a period of two to three years.

NOTE 13--SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

    The Company grants real estate, commercial and consumer loans, including home improvement and other consumer loans, primarily in LaPorte and Porter counties of Indiana. Substantially all loans are secured by consumer assets and real estate. Loans secured by real estate mortgages make up approximately 89% of the loan portfolio at March 31, 1997 and are primarily secured by residential mortgages. Loans purchased under agreements to resell are all residential mortgage loans secured by one-to-four family residences located throughout the United States.

NOTE 14--RELATED PARTY TRANSACTIONS

    Certain directors and executive officers of the Company are loan customers of the Company. A summary of the aggregate amount of related party loan activity for those directors, executive officers and their affiliates who have loans aggregating $60,000 or more are as follows:

Balance--April 1, 1996....................................  $ 361,113
  New loans...............................................     20,000
  Repayments..............................................    (15,566)
                                                            ---------
Balance--March 31, 1997...................................  $ 365,547
                                                            ---------
                                                            ---------

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 15--PARENT COMPANY FINANCIAL STATEMENTS

       Presented below are the condensed financial statements for the Parent
               Company, CB Bancorp, Inc. CONDENSED BALANCE SHEETS

                            March 31, 1997 and 1996

                                                                               1997            1996
                                                                          --------------  --------------
ASSETS
Cash and cash equivalents...............................................  $    1,781,930  $    2,779,683
Securities available for sale...........................................         216,907         165,682
Investment in subsidiary................................................      18,384,812      16,024,973
Loans purchased under agreements to resell..............................         500,000        --
Other assets............................................................          54,605        --
                                                                          --------------  --------------
                                                                          $   20,938,254  $   18,970,338
                                                                          --------------  --------------
                                                                          --------------  --------------
LIABILITIES                                                               $       95,321  $      138,154
SHAREHOLDERS' EQUITY                                                          20,842,933      18,832,184
                                                                          --------------  --------------
                                                                          $   20,938,254  $   18,970,338
                                                                          --------------  --------------
                                                                          --------------  --------------

                         CONDENSED STATEMENTS OF INCOME

                   Years ended March 31, 1997, 1996 and 1995

                                                                 1997           1996           1995
                                                             -------------  -------------  -------------
Income
  Interest income..........................................  $      86,483  $     109,375  $      91,677
  Dividends from the Bank..................................       --              600,000        600,000
  Other income.............................................       --             --                1,900
                                                             -------------  -------------  -------------
                                                                    86,483        709,375        693,577
Expenses
  Compensation.............................................         31,750         29,962         28,156
  Other expenses...........................................        109,496         62,478         68,771
                                                             -------------  -------------  -------------
                                                                   141,246         92,440         96,927
                                                             -------------  -------------  -------------
INCOME(LOSS) BEFORE INCOME TAX EXPENSE                             (54,763)       616,935        596,650
Income tax expense (benefit)...............................        (23,276)         7,198         (1,424)
                                                             -------------  -------------  -------------
INCOME(LOSS) BEFORE EQUITY IN INCOME OF BANK                       (31,487)       609,737        598,074
Equity in income of Bank...................................      2,343,088      1,848,473      1,062,173
                                                             -------------  -------------  -------------
NET INCOME.................................................  $   2,311,601  $   2,458,210  $   1,660,247
                                                             -------------  -------------  -------------
                                                             -------------  -------------  -------------

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 15--PARENT COMPANY FINANCIAL STATEMENTS (CONTINUED)
                       CONDENSED STATEMENTS OF CASH FLOWS

                   Years ended March 31, 1997, 1996 and 1995

                                                                 1997           1996           1995
                                                             -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income...............................................  $   2,311,601  $   2,458,210  $   1,660,247
  Adjustments to reconcile net income to net cash from
    operating activities
      Loans purchased under agreements to resell...........       (500,000)      --           (4,568,273)
      Sale of loans purchased under agreements to resell...       --             --            5,123,647
      Equity in income of Bank.............................     (2,343,088)    (1,848,473)    (1,062,173)
      Change in other assets...............................         (8,293)        56,517         76,217
      Change in other liabilities..........................        (42,833)       135,572         35,766
                                                             -------------  -------------  -------------
        Net cash from operating activities.................       (582,613)       801,826      1,265,431
CASH FLOWS FROM INVESTING ACTIVITIES
  Change in interest-earning deposits in financial
    institutions...........................................       --              390,763       (390,763)
  Purchase of securities available for sale................       --              (35,386)      (125,466)
                                                             -------------  -------------  -------------
    Net cash from investing activities.....................       --              355,377       (516,229)
CASH FLOWS FROM FINANCING ACTIVITIES
  Purchase of treasury stock...............................       (487,572)      (557,427)      (243,875)
  Issuance of shares of treasury stock.....................          8,221         67,916         54,580
  Contribution to fund ESOP................................         64,211         64,211         64,211
                                                             -------------  -------------  -------------
    Net cash from financing activities.....................       (415,140)      (425,300)      (125,084)
                                                             -------------  -------------  -------------
Net change in cash and cash equivalents....................       (997,753)       731,903        624,118
Cash and cash equivalents at beginning of period...........      2,779,683      2,047,780      1,423,662
                                                             -------------  -------------  -------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.................  $   1,781,930  $   2,779,683  $   2,047,780
                                                             -------------  -------------  -------------
                                                             -------------  -------------  -------------

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 16--FAIR VALUES OF FINANCIAL INSTRUMENTS

    The following table shows the estimated fair values and the related carrying amounts of the Company's financial instruments at March 31, 1997 and 1996. Items which are not financial instruments are not included.

                                                      1997                            1996
                                         ------------------------------  ------------------------------
                                            CARRYING       ESTIMATED        CARRYING       ESTIMATED
                                             AMOUNT        FAIR VALUE        AMOUNT        FAIR VALUE
                                         --------------  --------------  --------------  --------------
Financial Assets
Cash and equivalents...................  $   14,729,000  $   14,729,000  $    6,063,000  $    6,063,000
Securities available for sale..........         672,000         672,000         621,000         621,000
Securities held to maturity............      14,299,000      14,348,000      15,867,000      15,926,000
Federal Home Loan Bank stock...........       2,752,000       2,752,000       2,702,000       2,702,000
Loans, net of allowance for loan losses     183,783,000     184,245,000     171,301,000     171,967,000
Mortgage loans held for sale...........         914,000         914,000         513,000         513,000
Accrued interest receivable............       1,219,000       1,219,000       1,183,000       1,183,000
Cash surrender value of life
  insurance............................       2,719,000       2,719,000       2,364,000       2,364,000
Financial Liabilities
Demand and savings deposits............     (60,439,000)    (60,439,000)    (69,604,000)    (69,604,000)
Time deposits..........................     (89,370,000)    (89,188,000)    (68,657,000)    (68,804,000)
Borrowed funds.........................     (53,284,000)    (53,270,000)    (45,124,000)    (45,114,000)

    For purposes of the above disclosures of estimated fair value, the following assumptions were used as of March 31, 1997 and 1996. The estimated fair value for cash and cash equivalents, Federal Home Loan Bank stock and accrued interest receivable is considered to approximate cost. The estimated fair value for securities is based on quoted market values for the individual securities or for equivalent securities. The estimated fair value for loans and mortgage loans held for sale is based on estimates of the rate the Company would charge for similar such loans at March 31, 1997 and 1996, applied for the same time period until estimated payment. The estimated fair value of cash surrender value of life insurance is based on the proceeds that would be received upon redemption of the policies at March 31, 1997 and 1996. The estimated fair value for demand and savings deposits is based on their carrying value. The estimated fair value for time deposits is based on estimates of the rate the Company would pay on such deposits at March 31, 1997 and 1996, applied for the same time period until maturity. The estimated fair value of borrowed funds is based on estimates of the rate the Company would be charged for similar borrowings at March 31, 1997 and 1996, applied for the same payment schedule. The estimated fair value of accrued interest payable and other financial instruments and off-balance-sheet loan commitments approximate cost and are not considered significant for this presentation.

    While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that were the Company to have disposed of such items at March 31, 1997 and 1996, the estimated fair values would necessarily have been achieved at these dates, since market values may differ depending on various circumstances. The estimated fair values at March 31, 1997 and 1996 should not necessarily be considered to apply at subsequent dates.

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 16--FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)
    In addition, other assets and liabilities of the Company that are not defined as financial instruments are not included in the above disclosures, such as property and equipment. Also, non-financial instruments typically not recognized in financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the earnings potential of loan servicing rights, the trained work force, customer goodwill, and similar items.

NOTE 17--SAIF DEPOSIT INSURANCE PREMIUM

    The deposits of the Bank are insured by the Savings Association Insurance Fund ("SAIF"). A recapitalization plan signed into law on September 30, 1996 provided for a one-time assessment of 65.7 basis points applied to all SAIF deposits as of March 31, 1995. Based on the Bank's deposits as of this date, a one-time assessment of approximately $723,000 was paid and recorded as SAIF deposit insurance premium expense for the fiscal year ended March 31, 1997.

NOTE 18--IMPACT OF NEW ACCOUNTING STANDARDS

    SFAS No. 125, "ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF LIABILITIES," was issued by the Financial Accounting Standards Board in 1996. It revises the accounting for transfers of financial assets, such as loans and securities, and for distinguishing between sales and secured borrowings. It is effective for some transactions in 1997 and others in 1998. The anticipated effect on the consolidated financial statements has not yet been determined.

    Also, in March 1997, the accounting requirements for calculating earnings per share were revised. Basic earnings per share for the quarter ending December 31, 1997 and later will be calculated solely on average common shares outstanding. Diluted earnings per share will reflect the potential dilution of stock options and other common stock equivalents. All prior calculations will be restated to be compatible to the new methods. As the Company has significant dilution from stock options, the new calculation methods will increase future basic earnings per share over what otherwise would have been reported, while there will be little effect on diluted earnings per share.

NOTE 19--PROPOSED MERGER

    Pursuant to the Agreement and Plan of Merger dated March 1, 1997 between the Company and Pinnacle Financial Services, Inc. ("Pinnacle"), a Michigan Corporation headquartered in St. Joseph, Michigan, the Company is to merge with and into Pinnacle. The transaction is subject to the approval of the Company's and Pinnacle's shareholders and various regulatory agencies.

    The terms of the agreement provide for a purchase price of $35.00 per CB Bancorp, Inc. ("Company") share, payable in Pinnacle common stock. If Pinnacle's average stock price exceeds $29.00, the Company's shareholders will receive
1.20690 Pinnacle shares per Company share. If Pinnacle's average stock price is less than $23.00, the Company's shareholders will receive 1.52174 Pinnacle shares per Company share. The agreement also provides that each option granted by the Company to purchase shares of the Company's stock (including any options that have been awarded, but have not yet been vested) which is outstanding and unexercised immediately prior thereto shall be converted automatically into the right to receive shares of Pinnacle common stock in an amount determined by dividing the difference

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1997, 1996 AND 1995

NOTE 19--PROPOSED MERGER (CONTINUED)
between the exchange value and the exercise price of such option by the average price. At consummation, stock held by the Company in treasury will be canceled. The agreement also provides that the shares of Pinnacle common stock to be received by "affiliates" of the Company in the Merger shall not be sold, pledged, transferred or, otherwise, disposed of for a period commencing thirty days prior to the Merger and ending at the time of publication of financial results covering at least thirty days of combined operations of Pinnacle and the Company. The Agreement also limits the Company from entering into agreements or operating in a manner other than in the ordinary course of business.